POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of WORLD INVESTMENT SERIES, INC. and the Deputy General Counsel of Federated Investors, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                    TITLE                          DATE



/s/ John F. Donahue           Chairman and DirectorJanuary 10, 1997
John F. Donahue                (Chief Executive Officer)



/s/ Richard B. Fisher         President and DirectorJanuary 10, 1997
Richard B. Fisher



/s/ John W. McGonigle         Treasurer, ExecutiveJanuary 10, 1997
John W. McGonigle             Vice President and Secretary
                                (Principal Financial and
                                 Accounting Officer)



/s/ Thomas G. Bigley          Director           January 10, 1997
Thomas G. Bigley



/s/ John T. Conroy, Jr.       Director           January 10, 1997
John T. Conroy, Jr.




SIGNATURES                    TITLE                          DATE



/s/ William J. Copeland       Director           January 10, 1997
William J. Copeland



/s/ James E. Dowd             Director           January 10, 1997
James E. Dowd


/s/ Lawrence D. Ellis, M.D.   Director           January 10, 1997
Lawrence D. Ellis, M.D.



/s/ Edward L. Flaherty, Jr.   Director           January 10, 1997
Edward L. Flaherty, Jr.



/s/ Peter E. Madden           Director           January 10, 1997
Peter E. Madden



/s/ Gregor F. Meyer           Director           January 10, 1997
Gregor F. Meyer



/s/ John E. Murray, Jr.       Director           January 10, 1997
John E. Murray, Jr.



/s/ Wesley W. Posvar          Director           January 10, 1997
Wesley W. Posvar



/s/ Marjorie P. Smuts         Director           January 10, 1997
Marjorie P. Smuts




Sworn to and subscribed before me this 10th day of January , 1997